UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            January 23, 2019

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on January 23, 2019. The stockholders of the Company voted on the following three items:

1.	The election of nine directors to terms ending in 2020.
2.	An advisory resolution on the compensation of the Company's named executive officers.
3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2019.
Proposal 1. Each of the returning directors listed below was re-elected, and Dr. Christine Ortiz was elected, as a director of the Company. The nominees for director were elected based on the following votes.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shirley C. Franklin	129,176,669	589,393	92,627	16,555,795
J. Scott Hall	126,216,000	3,543,351	99,338	16,555,795
Thomas J. Hansen	129,366,945	393,325	98,419	16,555,795
Jerry W. Kolb	125,897,435	3,867,728	93,526	16,555,795
Mark J. O'Brien	126,067,331	3,692,042	99,316	16,555,795
Christine Ortiz	129,371,542	395,158	91,989	16,555,795
Bernard G. Rethore	125,899,890	3,859,735	99,064	16,555,795
Lydia W. Thomas	125,998,320	3,767,334	93,035	16,555,795
Michael T. Tokarz	126,059,228	3,696,987	102,474	16,555,795

Proposal 2. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers received the following votes.

Votes for approval	125,640,164
Votes against approval	3,943,662
Abstentions	274,863
Broker Non-Votes	16,555,795

Proposal 3. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2019 received the following votes.

Votes for approval	142,301,996
Votes against approval	3,949,699
Abstentions	162,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2019	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, Chief Legal and Compliance Officer and Secretary